EXHIBIT 10.02

Summary of Directors' Compensation

Under Singapore law, the Company may only provide cash compensation to its non-employee directors for services rendered in their capacity as directors with the prior approval from its shareholders at a general meeting. The Company's shareholders approved the current cash compensation arrangements for the non-employee directors at the Company’s 2009, 2011, 2014 and 2017 Annual General Meetings. The current cash compensation arrangements are as follows: (i) annual cash compensation of $90,000, payable quarterly in arrears, for services rendered as a non-employee director; (ii) additional annual cash compensation of $40,000, payable quarterly in arrears to the Chairman of the Audit Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Audit Committee; (iii) additional annual cash compensation of $15,000, payable quarterly in arrears to each non-employee director who serves on the Audit Committee (including the Chairman of the Audit Committee) for his or her participation on the Audit Committee; (iv) additional annual cash compensation of $40,000, payable quarterly in arrears to the Chairman of the Compensation Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Compensation Committee; (v) additional annual cash compensation of $15,000, payable quarterly in arrears to each non-employee director who serves on the Compensation Committee (including the Chairman of the Compensation Committee) for his or her participation on the Compensation Committee; (vi) additional annual cash compensation of $15,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Nominating and Corporate Governance Committee; and (vii) additional annual cash compensation of $8,000, payable quarterly in arrears to each non-employee director who serves on the Nominating and Corporate Governance Committee (including the Chairman of the Nominating and Corporate Governance Committee) for his or her participation on the Nominating and Corporate Governance Committee.

The non-executive Chairman also receives additional annual cash compensation of $50,000, payable quarterly in arrears, for services rendered as the non-executive Chairman and receives all other compensation payable to our non-employee directors, including cash compensation payable for service (including as Chairman) on any Board committees. The non-employee directors, including the non-executive Chairman, also receive equity compensation as described in the Company's most recent proxy statement for its Annual General Meeting.

At the Company’s 2013 Annual General Meeting, the shareholders approved a change in the structure of the non-employee director compensation program that allows the non-employee directors to receive their compensation in the form of Company shares, cash, or a combination thereof at the election of each director. Each non-employee director can elect to receive his or her annual retainer and committee compensation, or any portion thereof, in the form of fully-vested, unrestricted shares of the Company. A director making such election will receive shares having an aggregate value equal to the portion of compensation elected to be received in shares, valued at the closing price of the Company’s shares on the date the compensation would otherwise be paid in cash.